UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039
Santa Clara, CA 95052-8039
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Applied Materials, Inc. (the “Company”) was held on March 9, 2023 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders cast their votes on six proposals, as set forth below.

Proposal 1.	Election of Directors.

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Rani Borkar	641,625,411	2,278,993	875,180	87,375,529
Judy Bruner	617,265,731	26,629,021	884,832	87,375,529
Xun (Eric) Chen	640,588,645	3,341,808	849,131	87,375,529
Aart J. de Geus	634,049,276	9,830,515	899,793	87,375,529
Gary E. Dickerson	639,030,257	4,910,268	839,059	87,375,529
Thomas J. Iannotti	597,829,210	46,076,371	874,003	87,375,529
Alexander A. Karsner	614,121,121	29,738,895	919,568	87,375,529
Kevin P. March	641,730,187	2,136,874	912,523	87,375,529
Yvonne McGill	635,622,548	8,279,792	877,244	87,375,529
Scott A. McGregor	641,271,719	2,637,146	870,719	87,375,529

Each of the ten nominees was elected to serve as a director for a one-year term and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

Proposal 2.	Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers for Fiscal Year 2022.

For	Against	Abstain	Broker Non-Votes
595,938,579	46,750,557	2,090,448	87,375,529

The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3.	Approval, on an Advisory Basis, of the Frequency of Holding an Advisory Vote on Executive Compensation.

One Year	Two Years	Three Years	Abstain
635,872,904	807,056	7,142,735	956,889

The Company’s shareholders indicated their preference, on an advisory basis, for the advisory vote on executive compensation to be held every year. The Company has determined that it will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.

Proposal 4.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2023.

For	Against	Abstain
717,522,697	13,506,157	1,126,259

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023 was ratified.

Proposal 5.	Shareholder Proposal Regarding Special Shareholder Meeting.

For	Against	Abstain	Broker Non-Votes
324,058,307	319,236,286	1,484,991	87,375,529

The shareholder proposal requesting that the Board take steps to give the owners of 10% of the Company’s outstanding common stock the power to call a special shareholder meeting was approved, and the Company’s Board of Directors will take it under consideration.

Proposal 6.	Shareholder Proposal Regarding Executive Compensation Program and Policy.

For	Against	Abstain	Broker Non-Votes
62,097,687	576,813,728	5,868,169	87,375,529

The shareholder proposal to improve the executive compensation program and policy to include the CEO pay ratio factor was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: March 13, 2023

	By:	/s/ Teri A. Little
Teri A. Little Senior Vice President, Chief Legal Officer and Corporate Secretary